UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Illumina, Inc.
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On March 30, 2023, Illumina, Inc. issued the following press release:

Illumina Files Preliminary Proxy, Urging Shareholders to Vote for Its
Director Nominees and Withhold for Each Icahn Group Nominee

SAN DIEGO, March 30, 2023 /PRNewswire/ -- Illumina (NASDAQ: ILMN), a global leader in DNA sequencing and array-based technologies, today filed its preliminary proxy statement with the Securities and Exchange Commission, which contains important information for shareholders.

The activist investor Carl Icahn has nominated three of his associates to stand for election to the Board of Directors at Illumina’s 2023 Annual Meeting of Shareholders. Illumina recommends shareholders vote in favor of the Company’s Board of Directors and withhold votes for the three Icahn Group director nominees. Carl Icahn’s involvement with Illumina risks the long-term success of the Company, and his director nominees bring no relevant skills to the Board of Directors.

Mr. Icahn is not a long-term Illumina shareholder and made no attempt to engage constructively with the Company before demanding board representation. Mr. Icahn’s first communication to the Company was a written request for a director questionnaire (a pre-requisite to a director nomination), received days prior to the close of the Company’s nomination deadline.

After providing that questionnaire, Illumina’s management team and Board moved quickly and deliberately to meet Mr. Icahn in person, understand his perspectives, interview his nominees in good faith, and explore potential alternatives to a proxy fight. Mr. Icahn was unwilling to compromise, instead insisting that the Board should unilaterally add each of his three associate nominees immediately with no input from other shareholders.

As detailed in the background section of the preliminary proxy statement, during the numerous interactions between Illumina and the Icahn Group, it has become abundantly clear that neither Mr. Icahn, nor his three associate nominees – Jesse Lynn, Andrew Teno, or Vincent Intrieri – understand Illumina’s business or GRAIL and the associated regulatory processes.

John W. Thompson, independent Chair of Illumina, and Francis A. deSouza, CEO of Illumina, met in person and spoke with Mr. Icahn via telephone on several occasions. Mr. Icahn made a number of points clear:

1)	He believes Illumina has a good business, and he does not presume to know how to run it any better
2)	He supports Illumina’s management of the business, although he was quick to note that he would not admit the same in a proxy fight
3)	He has not studied, nor is he concerned with, the legal or practical complexities associated with GRAIL

Moreover, Mr. Icahn stated plainly that he wanted “his guys” – Jesse, Andrew, and Vincent – on the Board precisely because they are not independent and he controls them. “My guys answer to me,” was his statement.

While Mr. Icahn’s “guys” have no relevant healthcare or genomics expertise on paper, in the spirit of continuing to explore a resolution to the situation, Illumina’s Nominating/Corporate Governance Committee met with each of Mr. Icahn’s associate nominees in good faith to better understand what they might bring to the Board. The Nominating/Corporate Governance Committee found the candidates wholly lacking in independence and any necessary experience, original perspective, or detail on how or what they would like to see the Company do differently. Each candidate instead recited the same poorly researched and non-actionable ideas with respect to GRAIL.

Nonetheless, in order to avoid the cost and distraction of a proxy contest, the Board offered to have Icahn meet with two independent candidates identified by the Board, as we continually look for Board candidates and expertise for new independent directors. Mr. Icahn was not willing to meet with the proposed independent nominees and continued to insist that all three of his candidates be appointed to the Board.

Illumina’s Board of Directors is committed to delivering sustainable returns for all shareholders. Our Board has the requisite independence as well as business, financial, operating, regulatory and scientific backgrounds in the life sciences and technology sectors to lead this Company forward.

The Board believes that Mr. Icahn’s nominees lack relevant skills and their single-issue governance style would threaten the progress of Illumina’s core business.

Our Company’s definitive proxy materials will be mailed soon, including the WHITE card with voting instructions. Your vote FOR all nine of Illumina’s current director nominees on the WHITE card will be critical at our upcoming Annual Meeting of Shareholders.

In the coming weeks, we will provide you with more information regarding the strength of our Board and management team, our strategy to deliver shareholder value – with innovation at its core – and the potential for Mr. Icahn’s associate nominees to damage that strategy.

In the interim, we strongly urge you to simply discard and NOT vote using any proxy card sent to you by Carl Icahn or his affiliate entities. We ask and hope you will wait until you can do so on a fully informed basis.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding mandates, the future, business plans and other statements that are not historical in nature. These statements are made on the basis of Illumina’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Illumina does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) changes in the rate of growth in the markets we serve; (ii) the volume, timing and mix of customer orders among our products and services; (iii) our ability to adjust our operating expenses to align with our revenue expectations; (iv) our ability to manufacture robust instrumentation and consumables; (v) the success of products and services competitive with our own; (vi) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (vii) the impact of recently launched or pre-announced products and services on existing products and services; (viii) our ability to further develop and commercialize our instruments, consumables, and products, including Galleri™, the cancer screening test developed by GRAIL, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (ix) the risks and costs associated with our ongoing inability to integrate GRAIL due to the interim measures imposed on us by the European Commission as a result of their prohibition of our acquisition of GRAIL; (x) the risks and costs associated with the integration of GRAIL’s business if we are ultimately able to integrate GRAIL; (xi) the risk that disruptions from the consummation of our acquisition of GRAIL and associated legal or regulatory proceedings, including related appeals, or obligations will harm our business, including current plans and operations; (xii) the risk of incurring fines associated with the consummation of our acquisition of GRAIL and the possibility that we may be required to divest all or a portion of the assets or equity interests of GRAIL on terms that could be materially worse than the terms on which we acquired GRAIL; (xiii) our ability to obtain approval by third-party payors to reimburse patients for our products; (xiv) our ability to obtain regulatory clearance for our products from government agencies; (xv) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xvi) uncertainty, or adverse economic and business conditions, including as a result of slowing or uncertain economic growth, COVID-19 pandemic mitigation measures, or armed conflict; (xvii) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (xviii) legislative, regulatory and economic developments, together with the factors set forth in Illumina’s Annual Report on Form 10-K for the year ended January 1, 2023 under the caption “Risk Factors”, in information disclosed in public conference calls, the date and time of which are released beforehand, and in filings with the Securities and Exchange Commission (the “SEC”) including, among others, quarterly reports on Form 10-Q.

Additional Information and Where to Find It

Illumina has filed with the SEC a preliminary proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Illumina’s 2023 Annual Meeting of Stockholders. The proxy statement is in preliminary form and Illumina intends to file and mail a definitive proxy statement to stockholders of Illumina. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY ILLUMINA AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Illumina free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Illumina are also available free of charge by accessing Illumina’s website at www.illumina.com.

Participants

Illumina, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Illumina. Information about Illumina’s executive officers and directors, including information regarding the direct or indirect interests, by security holdings or otherwise, is available in Illumina’s preliminary proxy statement for its 2023 Annual Meeting, which was filed with the SEC on March 30, 2023, and will be included in Illumina’s definitive proxy statement, once available. To the extent holdings by our directors and executive officers of Illumina securities reported in the proxy statement for the 2023 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Investors:
Salli Schwartz
858-291-6421
IR@illumina.com

Media:
David McAlpine
347-327-1336
PR@illumina.com